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                                                                    Exhibit 10.7


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                                 LOAN AGREEMENT

                          Dated as of January 21, 1997

                                    between

                            CALICO TECHNOLOGY, INC.

                                  as Borrower,

                                      and

                        VENTURE LENDING & LEASING, INC.,

                                   as Lender




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                               TABLE OF CONTENTS

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
ARTICLE 1 - DEFINITIONS.................................................     1

ARTICLE 2 - THE COMMITMENT AND LOANS....................................     4
        2.1  The Commitment.............................................     4
        2.2  Limitation on Loans........................................     4
        2.3  Notes Evidencing Loans; Repayment..........................     5
        2.4  Procedures for Borrowing...................................     5
        2.5  Interest...................................................     5
        2.6  Interest Rate Calculation..................................     5
        2.7  Default Interest...........................................     5
        2.8  Lender's Records...........................................     6
        2.9  Security...................................................     6
        2.10 Issuance of Warrant to Lender..............................     6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES..............................     6
        3.1  Due Organization...........................................     6
        3.2  Authorization, Validity and Enforceability.................     6
        3.3  Compliance with Applicable Laws............................     7
        3.4  Copyrights, Patents, Trademarks and Licenses...............     7
        3.5  No Conflict................................................     7
        3.6  No Litigation, Claims or Proceedings.......................     7
        3.7  Correctness of Financial Statements........................     7
        3.8  No Subsidiaries............................................     7
        3.9  Environmental Matters......................................     7
        3.10 No Event of Default........................................     7
        3.11 Full Disclosure............................................     8

ARTICLE 4 - CONDITIONS PRECEDENT........................................     8
        4.1  Conditions to First Loan...................................     8
        4.2  Conditions to All Loans....................................     9

ARTICLE 5 - AFFIRMATIVE COVENANTS.......................................     9
        5.1  Notice to Lender...........................................     9
        5.2  Financial Statements.......................................    10
        5.3  Managerial Assistance from Lender..........................    10
        5.4  Existence..................................................    11
        5.5  Accounting Records.........................................    11
        5.6  Compliance With Laws.......................................    11
        5.7  Taxes and Other Liabilities................................    11
        5.8  Financial Covenants........................................    11
        5.9  Use of Proceeds............................................    11

ARTICLE 6 - NEGATIVE COVENANTS..........................................    11
        6.1  Dividends..................................................    12
        6.2  Changes/Mergers............................................    12
        6.3  Sales of Assets............................................    12

ARTICLE 7 - EVENTS OF DEFAULT...........................................    12
        7.1  Events of Default..........................................    12

ARTICLE 8 - GENERAL PROVISIONS..........................................    13
        8.1  Notices....................................................    13
        8.2  Binding Effect.............................................    13
        8.3  No Waiver..................................................    14
        8.4  Rights Cumulative..........................................    14
        8.5  Unenforceable Provisions...................................    14
        8.6  Accounting Terms...........................................    14
        8.7  Indemnification; Exculpation...............................    14
        8.8  Reimbursement..............................................    14
        8.9  Execution in Counterparts..................................    15
        8.10 Entire Agreement...........................................    15
        8.11 Governing Law and Jurisdiction.............................    15
        8.12 Waiver of Jury Trial.......................................    15
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                                LIST OF EXHIBITS

Exhibit "A"  Form of Note
Exhibit "B"  Form of Borrowing Request
Exhibit "C"  Security Agreement (Equipment)
Exhibit "D"  Form of Warrant

                                 LOAN AGREEMENT


     This LOAN AGREEMENT is entered into as of January 21, 1997, between CALICO TECHNOLOGY, INC., a California corporation ("Borrower"), and VENTURE LENDING & LEASING, INC., a Maryland corporation ("VLLI" or "Lender").

     WHEREAS, Lender has agreed to make available to Borrower a loan facility upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                            ARTICLE 1 -- DEFINITIONS

     The definitions appearing in this Agreement or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

     "ADDITIONAL INTEREST" means, with respect to each Loan, an amount of interest payable thereon, in addition to Basic Interest, payable on the Maturity Date of such Loan in an amount equal to fifteen percent (15%) of the original principal amount of such Loan.

     "AFFILIATE" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent or more of the securities having ordinary voting power for the election of directors of a corporation.

     "AGREEMENT" means this Loan Agreement as it may be amended or supplemented from time to time.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended.

     "BASIC INTEREST" means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

     "BORROWING DATE" means the Business Day on which the proceeds of a Loan are disbursed by Lender.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

     "CLOSING DATE" means the date of this Agreement.
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     "COLLATERAL" has the meaning ascribed thereto in the Security Agreement.

     "COMMITMENT" means the obligation of Lender to make Loans to Borrower in an aggregate, original principal amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000).

     "DEFAULT" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

     "DEFAULT RATE" is defined in Section 2.7.

     "DESIGNATED RATE" means a fixed rate of interest per annum applicable to a Loan calculated at (i) a twelve percent (12%) interest rate until the date the first installment of Principal and Basic Interest is due and payable and (ii) a seven percent (7.00%) interest rate thereafter.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

     "EQUIPMENT" means all of Debtor's specific equipment and software identified and described on Schedule 1 attached to the Security Agreement and incorporated herein by reference (as such Schedule may be amended or supplemented from time to time) all replacements, parts, and accessions thereto, and all proceeds thereof arising from the sale, lease, rental or other use or disposition thereof, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

     "EVENT OF DEFAULT" means any event described in Article 7.

     "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

     "INDEBTEDNESS" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially



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similar securities; (vii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

     "INTERIM PERIOD" means the period commencing on the Borrowing Date and continuing on (i) the first day of the fourth (4th) month immediately following the Borrowing Date, if the Borrowing Date is the first day of a calendar month, or (ii) the first day of the fifth (5th) month immediately following the Borrowing Date if the Borrowing Date is other than the first day of a Calendar month.

     "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up of relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

     "LOAN" means an extension of credit by Lender under Section 2 of this Agreement.

     "LOAN DOCUMENTS" means, individually and collectively, this Agreement, each Note, the Security Agreement and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

     "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

     "MATURITY DATE" means, with regard to each Note, the date on which payment of all outstanding principal and accrued interest, including Additional Interest, is due, whether at stated maturity or by acceleration.



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     "NOTE" means a promissory note substantially in the form of Exhibit "A"
hereto, executed by Borrower evidencing each Loan.

     "OBLIGATIONS" means all advances, debts, liabilities, obligations covenants and duties arising under any Loan Document, owing by Borrower to Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "PERMITTED LIENS" means the following:

     (a) liens and security interests existing as of the date hereof and disclosed in the Schedule hereto;

     (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests;

     (c) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

     (d) liens incurred or deposits made in the ordinary course of Borrower's business in connection with workers's compensation, unemployment insurance, social security and other like laws;

     (e) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder; and

     (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in titles and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business.

     "PERSON" means any individual or entity.

     "QUALIFIED PUBLIC OFFERING" means the closing of a firmly underwritten public offering of Borrower's common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

     "RELATED PERSON" means any Affiliate of Borrower, or any officer, employee, director or shareholder of Borrower or any Affiliate.

     "SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit "C" hereto, executed by Borrower.

     "TERMINATION DATE" means the earlier of: (a) the date Lender accelerates the Loan pursuant to the rights of Lender under Article 7, or (b) June 30, 1998.



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    "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

                      ARTICLE 2 - THE COMMITMENT AND LOANS

     2.1 THE COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment for purposes of financing Borrower's acquisition of Equipment. The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.

     2.2 LIMITATION ON LOANS. Each Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of Equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges). Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations
Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended, and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended. Each Loan requested by Borrower to be made on a single Business Day shall be for a principal amount of Fifty Thousand Dollars ($50,000) or a multiple thereof, except to the extent the remaining Commitment is a lesser amount. Up to fifty percent (50%) of the Loans may be used to finance software.

     2.3 NOTES EVIDENCING LOANS; REPAYMENT. Each Loan shall be evidenced by a separate Note payable to the order of Lender substantially in the form of Exhibit "A" to this Agreement, in the total principal amount of the Loan. Each Note shall be payable as follows: Principal and Basic Interest shall be paid in thirty six (36) equal and successive monthly payments, in advance, beginning on the forth full month following the Borrowing Date and continuing on the first Business Day of each Month thereafter; provided, that if the Borrowing Date of a Loan is not the first day of a month, then (i) the 36th-month amortization period shall commence on the first day of the fifth (5th) month following the Borrowing Date, and (ii) Borrower shall pay to Lender, in advance on the Borrowing Date a payment of Interim Period Interest that will accrue on such Loan from the Borrowing Date through the last day of such month. Borrower shall also prepay on the Borrowing Date the last amortization installment payment. The Additional Interest on each Loan shall be paid on the first Business Day of the forty first (41st) full month after the Borrowing Date of such Loan. The payment of amortization installments of principal of and interest on a Loan in advance results in a higher effective rate of interest than the stated Designated Rate applicable to such Loan.


     2.4  PROCEDURES FOR BORROWING.



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          (a)  Borrower shall give Lender at least five (5) Business Days'
prior to a proposed Borrowing Date written notice of any request for borrowing hereunder (a "Borrowing Request"). Each Borrowing Request shall be in substantially the form of Exhibit "B" hereto, shall be executed by the chief financial officer of Borrower, and shall state how much is requested, and shall be accompanied by copies of invoices for the Equipment to be financed and such additional information and documentation as Lender may deem reasonably necessary to determine whether the proposed borrowing will comply with the limitations in Section 2.2. To the Borrower's best knowledge after due inquiry of its senior officers, the Borrowing Request shall also certify that all Equipment to be financed thereby is owned by Borrower free and clear of all Liens except in favor of Lender.

          (b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan available to Borrower in immediately available funds.

     2.5 INTEREST. Basic Interest on the outstanding principal balance of the each Loan shall accrue daily from the Borrowing Date until the Maturity Date at the Designated Rate. On the Maturity Date of a Loan, Borrower shall pay the Additional Interest thereon.

     2.6 INTEREST RATE CALCULATION. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments that if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     2.7 DEFAULT INTEREST. Any unpaid payments of principal or interest with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus four percent (4.00%) per annum, until paid in full, whether before or after judgment (the "Default Rate"). Borrower shall pay such interest on demand.

     2.8 LENDER'S RECORDS. Principal, Basic Interest, Additional Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Additional Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender's records shall be conclusive evidence thereof.

     2.9 SECURITY. As security for all Obligations to Lender, Borrower shall grant concurrently to Lender, or ensure that Lender is concurrently granted, perfected security interests of first priority in all of the Equipment and other Collateral pursuant to the Security Agreement, subject only to Permitted Liens.

     2.10 ISSUANCE OF WARRANT TO LENDER. As additional consideration for the commitment of the Loans under this Agreement, upon the making of, Lender shall be entitled to receive a warrant to purchase a number of shares of Series B Preferred Stock of Borrower ("Warrant Shares") with an aggregate

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
initial exercise price of $56,000 determined on the basis of a per share exercise price of $2.40. The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit "D"; shall be transferable by Lender, subject to compliance with applicable securities laws; shall expire not earlier than November 21, 2004; and shall include piggy-back registration rights, "net issuance" provisions, and anti-dilution protections reasonably satisfactory to Lender and its counsel.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

     3.1 DUE ORGANIZATION. Borrower is a corporation duly organized and validly existing in good standing under the laws of California, and is duly qualified to conduct business and is in good standing in each other jurisdiction where the nature of its business requires it to be qualified, except that the failure to so qualify would have a Material Adverse Effect on Borrower.

     3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity).

     3.3 COMPLIANCE WITH APPLICABLE LAWS. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

     3.4  COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES.

          (a) To Borrower's best knowledge, borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

          (b) No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

          (c) No claim or litigation regarding any of the foregoing is pending or to Borrower's knowledge, threatened, which, in earlier case, could reasonably be expected to have a Material Adverse Effect.

     3.5 NO CONFLICT. The execution, delivery, and performance of Borrower of all Loan Documents are not in conflict with any law, rule, regulation,




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
order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

     3.6 NO LITIGATION, CLAIMS OR PROCEEDINGS. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.

     3.7 CORRECTNESS OF FINANCIAL STATEMENTS. Borrower's financial statements which have been delivered to Lender fairly and accurately reflect Borrower's financial condition as of September 30, 1996; and, since that date there has been no Material Adverse Change.

     3.8 NO SUBSIDIARIES. Borrower is not a majority owner of or in a control relationship with any other business entity.

     3.9 ENVIRONMENTAL MATTERS. Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect on Borrower's operations, properties or financial condition.

     3.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     3.11 FULL DISCLOSURE. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                        ARTICLE 4 - CONDITIONS PRECEDENT

     4.1 CONDITIONS TO FIRST LOAN. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

          (a) RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

          (b) INCUMBENCY AND SIGNATURES. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

          (c) OPINION OF COUNSEL. The opinion of Gray, Cary Ware & Freidenrich, counsel for Borrower, together with any opinions, certificates and other matters on which such opinion relies.

                (d) ARTICLES AND BY-LAWS. Certified copies of the Articles of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

                (e) THE AGREEMENT. A counterpart of this Agreement with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

                (f) SECURITY AGREEMENT. A Security Agreement executed by Borrower, substantially in the form of Exhibit "C", together with filing copies (or other evidenced of filing satisfactory to Lender and its counsel) of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral (as defined in such Security Agreement) as Lender shall request.

                (g) LIEN SEARCHES. Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of borrower from the California Secretary of State, as of a date reasonably satisfactory to Lender and its counsel.

                (h) GOOD STANDING CERTIFICATE. A Certificate of Good Standing as of a date acceptable to Lender with respect to Borrower from the California Secretary of State.

                (i) WARRANT. A warrant issued by Borrower to Lender exercisable for the Warrant Shares, as described in Section 2.11 hereof.

        4.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

                (a) NO DEFAULT. No Default of Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct as of the Borrowing Date of such Loan.

                (b) NO ADVERSE MATERIAL CHANGE. No Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lender.

                (c) NOTE. Borrower shall have delivered an executed Note evidencing such Loan, in form and substance satisfactory to Lender.

                (d) BORROWING REQUEST. Borrower shall have delivered to Lender a Borrowing request for such Loan.

                (e) VCOC LIMITATION. The making of the Loan will not result in a violation of the condition applicable to lender described in Section 2.2.

                      ARTICLE 5 -- AFFIRMATIVE COVENANTS

                During the term of this Agreement and until its performance of all obligations to Lender, Borrower will:



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
     5.1  NOTICE TO LENDER.   Promptly give written notice to Lender of:

          (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is Fifty Thousand Dollars ($50,000) or more, or where the granting of the relief requested would have a Material Adverse Effect.

          (b) Any substantial dispute which may exist between Borrower or any governmental or regulatory authority.

          (c) The occurrence of any Event of Default or any event which could have a Material Adverse Effect on Lenders Collateral.

          (d) Any change in the location of any of Borrower's places of business at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

          (e) Any other matter which has resulted or might result in a Material Adverse Change.

     5.2 FINANCIAL STATEMENTS. Deliver to Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

          (a) MONTHLY FINANCIAL STATEMENTS. As soon as available but no later than thirty (30) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

          (b) YEAR-END FINANCIAL STATEMENTS. As soon as available but no later than ninety (90) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Lender (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise.

          (c) COMPLIANCE CERTIFICATES. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

          (d) GOVERNMENT REQUIRED REPORTS; PRESS RELEASES. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission.

          (e) OTHER INFORMATION. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Lender may reasonably from time to time request.

     5.3 MANAGERIAL ASSISTANCE FROM LENDER. Permit Lender, as a "venture capital operating company" to participate in, and influence the conduct of management of Borrower through the exercise of "management rights," as such terms are defined in 29 C.F.R. Section 2510.3-101(d), and:

          (a) Permit Lender to make available to Borrower, at no cost to Borrower, "significant managerial assistance", as defined in Section 2(a)(47) of the Investment Company Act of 1940, as amended, either in the form of: (i) consulting arrangements with Lender or any of its officers, directors, employees or affiliates, (ii) Borrower's allowing Lender to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) Lender, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

          (b) Permit Lender to make available consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial condition and prospects of Borrower as Lender shall reasonably deem relevant; and

          (c) If Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower's management and/or Board of Directors and opportunity to present Lender's views with respect to such developments.

     5.4 EXISTENCE. Maintain and preserve Borrower's existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business.

     5.5 ACCOUNTING RECORDS. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower's expense, to inspect Borrower's properties, and to examine, and make copies and memoranda of Borrower's books, accounts and records.

     5.6 COMPLIANCE WITH LAWS. Materially comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except to extent a failure to so comply could not be reasonably expected to have a Material Adverse Effect on Borrower's operations, properties or financial conditions.

     5.7 TAXES AND OTHER LIABILITIES. Pay all Borrower's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

     5.8 FINANCIAL COVENANTS. Comply with the terms of all financial covenants contained in any addendum to this Agreement.

     5.9  USE OF PROCEEDS. Use the proceeds of Loans only as set forth in
Article 2 of this Agreement; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U.

                         ARTICLE 6 - NEGATIVE COVENANTS

     During the term of this Agreement and until the performance of all obligations to Lender; Borrower will not:

     6.1 DIVIDENDS. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower's capital stock, except dividends or other distributions solely of capital stock of Borrower and departed Employee Stock repurchases in the ordinary course of business.

     6.2 CHANGES/MERGERS. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, except for recorporation mergers and joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower's industry for businesses in the development stage of Borrower and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, which shall not be unreasonably withheld or delayed require Borrower to transfer ownership of assets to such joint venture or other entity; prepay any subordinated debt, debt for borrowed money, or debt secured by any permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are waived and modified.

     6.3 SALES OF ASSETS. Sell, transfer, lease or otherwise dispose of any of Borrower's assets except for fair consideration and in the ordinary course of its business; or enter into any sale or leaseback agreement covering any of Borrower's fixed or capital assets financed hereunder.

                          ARTICLE 7 - EVENT OF DEFAULT

     7.1 EVENTS OF DEFAULT. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest, principal, Additional Interest and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract to applicable law:

          (a) Borrower shall fail to make any payment of principal or interest under this Agreement, or to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

          (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower shall prove to have been false or misleading in any material respect when made or deemed made herein.

          (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

          (d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of One Hundred Thousand Dollars ($100,000).

          (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, might have a Material Adverse Effect.

          (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

          (g) Any judgment(s) singly or in the aggregate in excess of One Hundred Thousand Dollars ($100,000) or more not covered by insurance shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for twenty (20) or more days after entry thereof.

          (h) Borrower shall fail to perform any of its duties or obligations under any Loan Document not specifically referenced in this Article 7.

                         ARTICLE 8 - GENERAL PROVISIONS

     8.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, to be promptly confirmed in writing, or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on the signature pages hereto. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by telecopy, on the date of transmission.

     8.2 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business.

     8.3 CONFIDENTIALITY. Lender agrees to hold in confidence any confidential information it receives from Borrower pursuant hereto, except for disclosure: (a) to legal counsel and accountants for Lender or any assignee;
(b) to other professional advisors to Lender or any assignee; (c) to regulatory officials having jurisdiction over Lender or any assignee; (d) as required by law or legal process or in connection with any legal proceeding to which Lender (or any assignee) and Borrower are adverse parties; and (e) in connection with a disposition or proposed disposition in any or all of Lender's rights and benefits hereunder. For purposes of this section, "confidential information" shall mean any information respecting Borrower other than (i) information which is or becomes generally available to the public other than as a result of a disclosure by Lender or any assignee in violation of this section; (ii) information which becomes available to Lender or any assignees from any other source (other than Borrower) which is not known by Lender or such assignee to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligations of confidentiality to Borrower with respect to the information made available; and (iii) information known by Lender or any assignee on a non-confidential basis prior to its disclosure to Lender or the assignee by Borrower.

     8.4 NO WAIVER. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

     8.5 RIGHTS CUMULATIVE. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

     8.6 UNENFORCEABLE PROVISIONS. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

     8.7 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

     8.8 INDEMNIFICATION; EXCULPATION. Borrower shall pay and protect, defend and indemnify Lender and Lender's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively "Agents") against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable attorneys' fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations to Lender.

     8.9 REIMBURSEMENT. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation, negotiation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Lender under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, the foregoing notwithstanding, Borrower shall not be responsible for more than $250 of Lender's fees and expenses in documenting the credit facility or any appeal, or (d) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

        8.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

        8.11 ENTIRE AGREEMENT. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

        8.12    GOVERNING LAW AND JURISDICTION.

                (a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN, CENTRAL OR SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        8.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY, WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date set forth in the preamble.

Addresses for Notices:                  CALICO TECHNOLOGY, INC.

Calico Technology, Inc.                 By: /s/ ROBERT PAYNE
4 North Second Street                      ------------------------------------
San Jose, CA 95113                      Name: Robert Payne
Attn: Robert Payne                      Its:  President & CEO

Venture Lending & Leasing, Inc.         VENTURE LENDING & LEASING, INC.
2010 North First Street, Suite 310
San Jose, CA 95131
Attn: Salvador O. Gutierrez             By: /s/ SALVADOR O. GUTIERREZ
President & Chief Financial Officer        ------------------------------------
Fax No. 408-435-8625                    Name: Salvador O. Gutierrez
                                        Its:  President


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